CREDIT AGREEMENT

                          dated as of January 27, 1998


                                      among


             LEXMARK INTERNATIONAL GROUP, INC., as Parent Guarantor


                    LEXMARK INTERNATIONAL, INC., as Borrower


                            The Lenders Party Hereto


                              FLEET NATIONAL BANK,
                             as Documentation Agent


                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                              as Syndication Agent


                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent


                                  $300,000,000
                REVOLVING CREDIT AND COMPETITIVE ADVANCE FACILITY

                                TABLE OF CONTENTS
                                                                            Page


                                    ARTICLE I

                                  Definitions                                  1

         SECTION 1.01.  Defined Terms                                          1
         SECTION 1.02.  Classification of Loans and Borrowings                18
         SECTION 1.03.  Terms Generally                                       18
         SECTION 1.04.  Accounting Terms; GAAP                                18
         SECTION 1.05.  Pro Forma Calculations                                19
         SECTION 1.06.  Currency Conversion                                   19

                                   ARTICLE II

                                 The Credits                                  19

         SECTION 2.01.  Commitments                                           19
         SECTION 2.02.  Loans and Borrowings                                  19
         SECTION 2.03.  Requests for Revolving Borrowings                     20
         SECTION 2.04.  Competitive Bid Procedure                             21
         SECTION 2.05.  Swingline Loans                                       22
         SECTION 2.06.  Letters of Credit                                     23
         SECTION 2.07.  Funding of Borrowings                                 27
         SECTION 2.08.  Interest Elections                                    27
         SECTION 2.09.  Termination and Reduction of Commitments              28
         SECTION 2.10.  Repayment of Loans; Evidence of Debt                  29
         SECTION 2.11.  Prepayment of Loans                                   30
         SECTION 2.12.  Fees                                                  30
         SECTION 2.13.  Interest                                              31
         SECTION 2.14.  Alternate Rate of Interest                            32
         SECTION 2.15.  Increased Costs                                       33
         SECTION 2.16.  Break Funding Payments                                34
         SECTION 2.17.  Taxes                                                 34
         SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of
                            Set-offs                                          35
         SECTION 2.19.  Mitigation Obligations; Replacement of Lenders        36
         SECTION 2.20.  Commitment Increases                                  37

                                   ARTICLE III

                        Representations and Warranties                        38

         SECTION 3.01.  Organization; Powers                                  38
         SECTION 3.02.  Authorization; Enforceability                         38

         SECTION 3.03.  Governmental Approvals; No Conflicts                  38
         SECTION 3.04.  Financial Condition; No Material Adverse Change       39
         SECTION 3.05.  Properties; Intellectual Property; Subsidiaries       39
         SECTION 3.06.  Litigation and Environmental Matters                  39
         SECTION 3.07.  Compliance with Laws and Agreements                   40
         SECTION 3.08.  Investment and Holding Company Status                 40
         SECTION 3.09.  Taxes                                                 40
         SECTION 3.10.  Labor Matters                                         40
         SECTION 3.11.  ERISA                                                 40
         SECTION 3.12.  Disclosure                                            41

                                   ARTICLE IV

                                  Conditions                                  41

         SECTION 4.01.  Effective Date                                        41
         SECTION 4.02.  Each Credit Event                                     42

                                    ARTICLE V

                            Affirmative Covenants                             42

         SECTION 5.01.  Financial Statements and Other Information            42
         SECTION 5.02.  Notices of Material Events                            43
         SECTION 5.03.  Existence; Conduct of Business                        44
         SECTION 5.04.  Payment of Obligations                                44
         SECTION 5.05.  Maintenance of Properties; Insurance                  44
         SECTION 5.06.  Books and Records; Inspection Rights                  44
         SECTION 5.07.  Compliance with Laws                                  44
         SECTION 5.08.  Use of Proceeds                                       44
         SECTION 5.09.  Additional Guarantors.                                44

                                   ARTICLE VI

                              Negative Covenants                              45

         SECTION 6.01.  Financial Condition Covenants                         45
         SECTION 6.02.  Indebtedness                                          45
         SECTION 6.03.  Liens                                                 46
         SECTION 6.04.  Limitation on Sales and Leasebacks                    46
         SECTION 6.05.  Fundamental Changes                                   46
         SECTION 6.06.  Investments, Loans, Advances, Guarantees and
                              Acquisitions                                    47
         SECTION 6.07.  Restricted Payments                                   47
         SECTION 6.08.  Transactions with Affiliates                          47
         SECTION 6.09.  Restrictive Agreements                                48

                                   ARTICLE VII

                              Events of Default                               48

                                  ARTICLE VIII

                           The Administrative Agent                           50

                                   ARTICLE IX

                               Parent Guarantee                               52

         SECTION 9.01.  Guarantee                                             52
         SECTION 9.02.  No Subrogation, Contribution, Reimbursement or
                              Indemnity                                       53
         SECTION 9.03.  Amendments, etc. with respect to the Obligations      53
         SECTION 9.04.  Guarantee Absolute and Unconditional                  53
         SECTION 9.05.  Reinstatement                                         54
         SECTION 9.06.  Payments                                              54

                                    ARTICLE X

                                Miscellaneous                                 54

         SECTION 10.01.  Notices                                              54
         SECTION 10.02.  Waivers; Amendments                                  55
         SECTION 10.03.  Expenses; Indemnity; Damage Waiver                   56
         SECTION 10.04.  Successors and Assigns                               57
         SECTION 10.05.  Survival                                             59
         SECTION 10.06.  Counterparts; Integration; Effectiveness             59
         SECTION 10.07.  Severability                                         59
         SECTION 10.08.  Right of Setoff                                      59
         SECTION 10.09.  Judgment Currency                                    59
         SECTION 10.10.  Governing Law; Jurisdiction; Consent to Service of
                             Process                                          60
         SECTION 10.11.  WAIVER OF JURY TRIAL                                 61
         SECTION 10.12.  Headings                                             61
         SECTION 10.13.  Confidentiality                                      61



SCHEDULES:

Schedule 2.01 -- Commitments
Schedule 3.05 -- Subsidiaries
Schedule 3.06 -- Disclosed Matters
Schedule 3.11 -- ERISA Matters
Schedule 6.02 -- Existing Indebtedness
Schedule 6.03 -- Existing Liens
Schedule 6.09A -- Existing Restrictions

EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Opinion of Counsel
Exhibit C -- Form of Subsidiary Guarantee
Exhibit D -- Form of New Lender Supplement
Exhibit E -- Form of Commitment Increase Supplement

                  CREDIT AGREEMENT dated as of January 27, 1998, among LEXMARK INTERNATIONAL GROUP, INC., LEXMARK INTERNATIONAL, INC., the Lenders party hereto, FLEET NATIONAL BANK, as documentation agent (in such capacity, the "Documentation Agent"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as syndication agent (in such capacity, the "Syndication Agent"), and THE CHASE MANHATTAN BANK, as Administrative Agent.

                  The parties hereto agree as follows:





                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR"
                   ---, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Adjusted LIBO Rate"
                   ------------------ means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate, plus with respect to any Eurosterling Borrowing funded through a branch of any Lender which is located in the United Kingdom, the cost certified by such Lender to the Administrative Agent to be the cost to that Lender of compliance with the Mandatory Liquid Asset requirements of the Bank of England during such Interest Period, expressed as a percentage rate per annum.

                  "Administrative  Agent"
                   --------------------- means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder; it being understood that matters concerning Qualified Foreign Currency Loans will be administered by Chase Manhattan plc and therefore all notices concerning such Loans will be required to be given at the London Administrative Office.

                  "Administrative Office"
                   --------------------- means the New York Administrative Office or the London Administrative Office, as applicable.

                  "Administrative   Questionnaire"
                   ------------------------------   means   an   Administrative
Questionnaire in a form supplied by and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by each Lender.

                  "Affiliate"
                   --------- means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Alternate  Base  Rate"
                   --------------------- means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective

Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Percentage"
                   --------------------- means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "Applicable  Rate"
                   ---------------- means, for any day, with respect to the facility fees payable hereunder, or with respect to any Eurocurrency Revolving Loan, as the case may be, the applicable rate per annum set forth below opposite the caption "Facility Fee Rate" or "Eurocurrency Margin", as the case may be, based upon the Level then in effect:



                      Level I Level II Level  III  Level IV Level V    Level VI

Facility Fee Rate     0.100%  0.125%    0.125%      0.175%   0.225%      0.300%
Eurocurrency Margin   0.200%  0.250%    0.325%      0.425%   0.525%      0.700%


                  "Assessment  Rate"
                   ---------------- means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in Dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

                  "Assignment and Acceptance"
                   ------------------------- means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower.

                  "Attributable  Debt"
                   ------------------ means, in respect of a Sale/Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the Parent or the relevant Subsidiary, as lessee, for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Availability  Period"
                   -------------------- means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

                  "Base CD Rate"
                   ------------ means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                  "Board"
                   ----- means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower"
                   -------- means Lexmark International, Inc., a Delaware corporation.

                  "Borrowing"
                   --------- means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect or (c) a Swingline Loan.

                  "Borrowing Request" means a request by the Borrower for a
                   -----------------
Revolving Borrowing in accordance with Section 2.03.

                  "Business Day"
                   ------------ means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits of the relevant currency in the relevant interbank market or in the principal financial center for such currency.

                  "Calculation  Date"
                   ----------------- means two Business Days prior to the last Business Day of each calendar month (or any other day selected by the Administrative Agent when an Event of Default has occurred and is continuing (each, an "Optional Calculation Date")); provided that the second Business Day preceding each Borrowing Date with respect to any Qualified Foreign Currency Loan shall also be a "Calculation Date" with respect to the relevant Qualified Foreign Currency; provided further that the second Business Day preceding each date on which any Qualified Foreign Currency Loan is extended or rolled-over shall also be a "Calculation Date" with respect to the relevant Qualified Foreign Currency.

                  "Capital   Lease   Obligations"
                   -----------------------------  of  any  Person   means  the
obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Capital   Stock"
                   ---------------   means  any  and  all  shares,   interests,
participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents"
                   ----------------  means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P or P-1 from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000;

                  (d) fully collateralized repurchase agreements with a term of not more than one year for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

                  (e) tax-exempt securities that are obligations of a State of the United States of America or of the District of Columbia (maturing within one year of the date of acquisition thereof) with a minimum long-term debt rating of A by S&P or A-2 by Moody's, or a short-term rating no lower than SP-1 or A-1 by S&P or MIG 1, VMIG 1 or P-1 by Moody's;

                  (f) money market investment funds which invest primarily in the types of securities described in clauses (a) through (e) above and consistent with past practices; and

                  (g) in the case of investments by any Foreign Subsidiary, obligations of a credit quality and maturity comparable to that of the items referred to in clauses (a) through (f) above that are available in local markets.

                  "Change in Control"
                   -----------------   means (a) the  acquisition  of ownership,
directly or indirectly, beneficially or of record, by any "person" or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent; (b) during any period of 24 consecutive calendar months, individuals who were directors of the Parent on the first day of such period (or who were appointed, elected or proposed for election as directors of the Parent upon the affirmative vote or with the consent of a majority of the directors who were directors on such first day or who were appointed, elected or proposed for election in accordance with this parenthetical phrase) shall cease to constitute a majority of the board of directors of the Parent; (c) the acquisition of direct or indirect Control of the Parent by any "person" or "group" (defined as aforesaid); or (d) the circumstance that the Borrower shall cease to be a Wholly Owned Subsidiary of the Parent.

                  "Change in Law"
                   ------------- means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Class"
                   ----- , when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Competitive Loans or Swingline Loans.

                  "Code"
                   ---- means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment"
                   ----------   means,   with  respect  to  each  Lender,   the
commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be changed from time to time pursuant to this Agreement. As of the Effective Date, the amount of each Lender's Commitment is set forth on
Schedule 2.01.

                  "Competitive  Bid"
                   ---------------- means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

                  "Competitive Bid Rate"
                   -------------------- means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

                  "Competitive  Bid Request"
                   ------------------------ means a request by the Borrower for Competitive Bids in accordance with Section 2.04.

                  "Competitive Loan"
                   ----------------  means a Loan made pursuant to Section 2.04.

                  "Consolidated EBITDA"
                   ------------------- means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans),
(c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs and (e) any other non-cash charges (not including accruals of charges which will be discharged in a following accounting period in cash in the ordinary course of business), and minus, without duplication, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income and (b) any other non-cash income (not including accruals of income which will be received in a following accounting period in cash in the ordinary course of business), all as determined on a consolidated basis.

                  "Consolidated  Interest Coverage Ratio"
                   ------------------------------------- means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                  "Consolidated  Interest Expense"
                   ------------------------------ means, for any period,  total interest expense (including that attributable to Capital Lease Obligations) of the Parent and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Parent and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under interest rate Hedging Agreements to the extent such net costs are allocable to such period in accordance with GAAP).

                  "Consolidated Leverage Ratio"
                   --------------------------- means, at any date, the ratio of
(a) Consolidated Total Debt on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which the relevant financial information is available.

                  "Consolidated   Net  Income"
                   --------------------------  means,   for  any  period,   the
consolidated net income (or loss) of the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated  Total Debt"
                   ------------------------ means, at any date, the aggregate principal amount of all Indebtedness of the Parent and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                  "Contractual   Obligation"
                   ------------------------   means,  as  to  any  Person,  any
provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Control"
                   ------- means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

                  "Controlling" and "Controlled"
                   -----------       ----------  have meanings correlative
thereto.

                  "Debt Rating"
                   ----------- means, with respect to each Rating Agency, the rating assigned by such Rating Agency to the Index Debt.

                  "Default"
                   ------- means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Determination Date"
                   ------------------ means the last Business Day of each month and each date that is two Business Days after any Optional Calculation Date.

                  "Disclosed  Matters"
                   ------------------ means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

                  "Dollar  Equivalent"
                   ------------------ means, with respect to an amount of any Qualified Foreign Currency on any date, the amount of Dollars that may be purchased with such amount of such currency at the Spot Exchange Rate (determined as of the most recent Calculation Date) with respect to such currency on such date.

                  "Dollars" or "$"
                   -------      - refers to lawful money of the United States
of America.

                  "Domestic  Subsidiary"
                   -------------------- means any Subsidiary of the Parent organized under the laws of any jurisdiction within the United States of America.

                  "Effective  Date"
                   --------------- means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02), which date is January 27, 1998.

                  "Environmental  Laws"
                   ------------------- means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental  Liability"
                   ------------------------  means any liability,  contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
                                       7


                  "ERISA"
                   ----- means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA  Affiliate"
                   ---------------- means any trade or business (whether or not incorporated) that, together with the Parent or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event"
                   -----------  means (a) any "reportable  event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived or an event disclosed on Schedule 3.11); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or
Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent, the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent, the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent, the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent, the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent, the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurocurrency",
                   ------------   when  used  in  reference  to  any  Loan  or
Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

                  "Eurocurrency  Tranche"
                   --------------------- means the collective reference to Eurocurrency Loans of a particular currency the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurocurrency Loans shall originally have been made on the same day).

                  "Eurodeutschemarks"
                   ----------------- means Deutsche Marks, insofar as dealings in deposits in such currency are carried on in the London interbank market.

                  "Eurodollars"
                   -----------   means Dollars,  insofar as dealings in deposits
in such currency are carried on in the London interbank market.

                  "Eurofrancs"
                   ---------- means French Francs, insofar as dealings in deposits in such currency are carried on in the London interbank market.

                  "Eurosterling"
                   ------------ means Sterling, insofar as dealings in deposits in such currency are carried on in a relevant interbank market other than the London interbank market.

                  "Event of Default"
                   ---------------- has the meaning assigned to such term in
Article VII.

                  "Excluded  Taxes"
                   --------------- means, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed by the United States of America on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or that is imposed by the United States of America as a result of such Foreign Lender's failure or inability to comply with Section 2.17(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

                  "Federal  Funds  Effective  Rate"
                   -------------------------------  means,  for  any  day,  the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial   Officer"
                   -------------------  means  the  chief  financial   officer,
principal accounting officer, treasurer or controller of the Parent.

                  "Fitch"
                   ----- means Fitch Investors Service, Inc. and its successors.

                  "Fixed  Rate"
                   ----------- means, with respect to any Competitive Loan (other than a Eurocurrency Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

                  "Fixed Rate Loan"
                   --------------- means a Competitive Loan bearing interest at a Fixed Rate.

                  "Foreign  Lender"
                   --------------- means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Foreign Subsidiary"
                   ------------------ means any Subsidiary of the Parent which is not a Domestic Subsidiary.

                  "GAAP"
                   ----   means generally accepted accounting principles in the
United States of America.

                  "Governmental  Authority"
                   ----------------------- means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee"
                   ---------  of or by any Person (the  "guarantor")  means any
obligation,   contingent  or  otherwise,   of  the  guarantor  guaranteeing  any

Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Hazardous  Materials"
                   -------------------- means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging   Agreement"
                   -------------------   means  any  interest  rate  protection
agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Indebtedness"
                   ------------ of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations and Attributable Debt of such Person and (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit or similar instruments; provided that (a) neither trade accounts payable or accrued liabilities in respect of accrued expenses, in either case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which are not themselves Guarantees of Indebtedness (nor bills of exchange, drafts, acceptances or similar instruments evidencing the same nor reimbursement obligations that are contingent or that have been fixed for not more than three Business Days in respect of letters of credit or other similar undertakings supporting the payment of the same) shall constitute Indebtedness, (b) any cash advances pursuant to any Permitted Receivables Financing shall not constitute Indebtedness of the Parent or any of its Subsidiaries, (c) any sale, transfer or other disposition of accounts receivable that, under GAAP as in effect on the date of such sale, transfer or disposition, is or shall be treated as a sale of such accounts receivable, shall not constitute Indebtedness of the Parent or any of its Subsidiaries and (d) in determining the amount of any Indebtedness, Guarantees of such Indebtedness shall not be taken into account to the extent the Indebtedness Guaranteed is itself taken into account. References in this Agreement to the amount of any Indebtedness shall not include accrued interest or fees in respect of such Indebtedness, except to the extent that such interest or fees has been capitalized.

                  "Indemnified Taxes"
                   -----------------  means Taxes other than Excluded Taxes.

                  "Index Debt"
                   ---------- means senior, unsecured, long-term indebtedness for borrowed money of the Parent that is not guaranteed by any other Person or subject to any other credit enhancement.

                  "Interest Election Request"
                   ------------------------- means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08.

                  "Interest Payment Date"
                   --------------------- means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

                  "Interest  Period"
                   ---------------- means (a) with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months or, with the consent of each Lender (or, in the case of Competitive Loans, each relevant Lender), nine months thereafter, as the Borrower may elect,
(b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 7 days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Issuing  Lender"
                   --------------- means The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). The Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Lender, in which case the term "Issuing Lender" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "LC  Disbursement"
                   ---------------- means a payment made by the Issuing Lender pursuant to a Letter of Credit.

                  "LC Exposure"
                   ----------- means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

                  "Lenders"
                   ------- means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and

Acceptance or a New Lender Supplement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lenders and the Issuing Lender.

                  "Letter of Credit"
                   ---------------- means any letter of credit issued pursuant to this Agreement.

                  "Level" means
                   -----    the Level set forth below  corresponding  to the
Consolidated Leverage Ratio or, at any time when a Debt Rating has been assigned by at least two Rating Agencies, the Debt Rating, then in effect:

                           Consolidated                       Debt Rating
 Level                    Leverage Ratio                 (S&P/Moody's/Fitch)
   I                            N/A                    BB+/Baa1/BBB+ (or higher)
   II                    Less than 0.25 to 1                  BBB/Baa2/BBB
   III           Greater than or equal to 0.25 to 1           BBB-/Baa3/BBB-
                       and less than 0.75 to 1
   IV            Greater than or equal to 0.75 to 1           BB+/Ba1/BB+
                       and less than 1.25 to 1
   V            Greater than or equal to 1.25 to 1            BB/Ba2/BB
                       and less than 1.75 to 1
   VI            Greater than or equal to 1.75 to 1      BB-/Ba3/BB- (or lower)


                  While the Level is determined based on the Consolidated Leverage Ratio, the Level shall be reset on the basis thereof on each date (an "Adjustment Date") that is three Business Days after delivery of the Parent's quarterly or annual financial statements pursuant to Section 5.01, with such ratio being determined as of the last day of the period of four consecutive fiscal quarters ending with the period covered by such financial statements.

                  While the Level is determined based on the Debt Rating, in the event of "split" Debt Ratings, the Level shall be set at the Level corresponding to the highest Debt Rating, unless the Debt Ratings differ by more than one Level, in which case, (a) at any time when a Debt Rating has been assigned by all three Rating Agencies, if the Debt Ratings from two Rating Agencies are at the same Level and at a lower Level by the third Rating Agency, the Level shall be set at the Level corresponding to the higher Debt Rating; otherwise, the Level shall be set at the Level next below the Level corresponding to the highest Debt Rating or (b) at any time when a Debt Rating has been assigned by two Rating Agencies, the Level shall be set at the Level next below the Level corresponding to the higher Debt Rating.

                  Notwithstanding anything to the contrary in this Agreement, the Level shall be deemed to be Level III until the Parent has delivered financial statements pursuant to Section 5.01 in respect of its fiscal quarter ending June 30, 1998.

                  "LIBO Rate"
                   --------- means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on Page 3750 (or, in the case of

Eurofrancs, Page 3740) of the Dow Jones Markets Pages (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the relevant currency in the relevant interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in the relevant currency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which deposits in the relevant currency of $5,000,000 and for a maturity comparable to such Interest Period are offered by the relevant office of the Administrative Agent in immediately available funds in the relevant interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien"
                   ---- means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing, but excluding operating leases) relating to such asset, (c) in the case of securities (other than securities issued by the Parent), any purchase option, call or similar right of a third party with respect to such securities and (d) any comparable or equivalent rights or encumbrances under the laws of foreign jurisdictions; provided, that neither the licensing of any intellectual property right nor the holding of any such right subject to any retained right of any licensor or transferor thereof to use or license the same shall, alone, constitute a Lien on any such right.

                  "Loan Documents" means
                   -------------- the collective reference to this Agreement and the Subsidiary Guarantee.

                  "Loan Parties"
                   ------------ means the collective reference to the Parent, the Borrower and the Subsidiary Guarantors.

                  "Loans"
                   ----- means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Local  Time"
                   ----------- means New York City time, in the case of Loans denominated in Dollars, and London time, in the case of all other Loans.

                  "London   Administrative   Office"
                   --------------------------------  means  the  Administrative
Agent's office located at 125 London Wall, London, or such other office in London as may be designated by the Administrative Agent by written notice to the Parent and the Lenders.

                  "Margin"
                   ------ means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

                  "Material  Adverse Effect"
                   ------------------------ means a material  adverse effect on
(a) the business, assets, operations or condition, financial or otherwise, of the Parent and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under this Agreement or the other Loan Documents or (c) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.

                  "Material  Indebtedness"
                   ---------------------- means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Parent and its Subsidiaries in an aggregate principal amount exceeding $20,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Parent or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Material  Subsidiary"
                   -------------------- means any Domestic Subsidiary (other than the Permitted Receivables Vehicle), the (a) assets, (b) revenues or (c) operating profit (excluding intercompany receivables and revenues that would be eliminated upon consolidation in accordance with GAAP) of which are, at the time of determination (determined, in the case of clause (a), as at the end of the most recently concluded fiscal quarter, and, in the case of clauses (b) and (c), in respect of the most recent period of four consecutive fiscal quarters of the Parent for which the relevant financial information is available), equal to or greater than five percent of the consolidated assets or consolidated operating profit or ten percent of the consolidated revenues (excluding intercompany receivables and revenue that would be eliminated upon consolidation in accordance with GAAP), respectively, of the Parent and its Domestic Subsidiaries at such time. Upon the acquisition of a new Subsidiary, qualification as a "Material Subsidiary" shall be determined on a pro forma basis on the assumption that such Subsidiary had been acquired at the beginning of the relevant period of four consecutive fiscal quarters.

                  "Material  Worldwide  Subsidiary"
                   -------------------------------  means any Subsidiary (other than the Permitted Receivables Vehicle), the (a) assets, (b) revenues or (c) operating profit (excluding intercompany receivables and revenues that would be eliminated upon consolidation in accordance with GAAP) of which are, at the time of determination (determined, in the case of clause (a), as at the end of the most recently concluded fiscal quarter, and, in the case of clauses (b) and (c), in respect of the most recent period of four consecutive fiscal quarters of the Parent for which the relevant financial information is available), equal to or greater than five percent of the consolidated assets or consolidated operating profit or ten percent of the consolidated revenues (excluding intercompany receivables and revenue that would be eliminated upon consolidation in accordance with GAAP), respectively, of the Parent and its Subsidiaries at such time. Upon the acquisition of a new Subsidiary, qualification as a "Material Worldwide Subsidiary" shall be determined on a pro forma basis on the assumption that such Subsidiary had been acquired at the beginning of the relevant period of four consecutive fiscal quarters.

                  "Maturity Date"
                   -------------  means January 27, 2003.

                  "Moody's"
                   ------- means Moody's Investors Service, Inc. and its successors.

                  "Multiemployer Plan"
                   ------------------ means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "New York  Administrative  Office"
                   --------------------------------  means  the  Administrative
Agent's office located at 270 Park Avenue, New York, New York, or such other office in New York City as may be designated by the Administrative Agent by written notice to the Parent and the Lenders.

                  "Obligations"
                   ----------- means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, reimbursement obligations (including, without limitation, any unreimbursed LC Disbursements), indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

                  "Optional Calculation Date"
                   ------------------------- has the meaning set forth in the definition of "Calculation Date".

                  "Other  Taxes"
                   ------------ means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "Parent"
                   ------ means Lexmark International Group, Inc., a Delaware corporation.

                  "PBGC"
                   ---- means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Bond Financing"
                   ------------------------ means the issuance by the Parent or the Borrower of up to $175,000,000 of debt securities that (a) have no scheduled amortization prior to January 31, 2004, (b) have covenants and events of default that are no more restrictive than those contained in this Agreement and (c) are Guaranteed (if at all) only by Persons that are Loan Parties.

                  "Permitted Encumbrances"
                   ---------------------- means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
         Section 5.04;

                  (c)  pledges  and  deposits  made in the  ordinary  course  of
         business  in  compliance  with  workers'   compensation,   unemployment
         insurance and other social security laws or regulations;

                  (d) cash and/or non-cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent or any Subsidiary; and

                  (f) Liens arising in the ordinary course of business which (i) do not secure Indebtedness, (ii) do not secure obligations in an aggregate amount exceeding $25,000,000 and (c) do not in the aggregate materially detract from the value of the assets of the Parent and its Subsidiaries or materially impair the use thereof in the operation of their respective businesses;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted  Receivables  Financing"
                   ---------------------------------  means any program for the transfer without recourse (other than customary limited recourse) by the Parent or any of its Subsidiaries to any buyer, purchaser or lender of interests in accounts receivable, so long as (a) such program is intended by the parties thereto to be treated (whether or not such treatment is ultimately disallowed) as an "off balance sheet" transaction and (b) the aggregate outstanding amount of receivables transferred by the Parent and its Subsidiaries pursuant to such program shall not exceed $250,000,000 at any one time.

                  "Permitted  Receivables  Vehicle"
                   -------------------------------  means  Lexmark  Receivables
Corporation, a Delaware corporation, or any other Person established as a "bankruptcy remote" Subsidiary of the Parent for the purpose of acquiring accounts receivable under any Permitted Receivables Financing.

                  "Person"
                   ------  means  any  natural  person,  corporation,   limited
liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan"
                   ---- means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prime  Rate"
                   ----------- means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Qualified Foreign Currencies"
                   ---------------------------- means the collective reference to Eurodeutschemarks, Eurosterling and Eurofrancs.

                  "Qualified Foreign Currency Borrowing"
                   ------------------------------------  means any Borrowing
comprised of Qualified Foreign Currency Loans.

                  "Qualified Foreign Currency Loan"
                   ------------------------------- shall mean any Loan
denominated in a Qualified Foreign Currency.

                  "Quoted Swingline Rate"
                   --------------------- has the meaning set forth in
Section 2.05(b).

                  "Rating Agencies"
                   --------------- means the collective reference to Fitch, Moody's and S&P.

                  "Register"
                   --------   has the meaning set forth in Section 10.04(c).

                  "Reimbursement Obligation"
                   ------------------------ means the obligation of Borrower to reimburse the Issuing Lender pursuant to Section 2.06(e) for amounts drawn under Letters of Credit.

                  "Related Parties"
                   --------------- means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required   Lenders"
                   ------------------  means,  at  any  time,   Lenders  having
Revolving Credit Exposures and unused Commitments representing at least 51% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

                  "Requirement of Law"
                   ------------------ means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its property is subject.

                  "Restricted  Payment"
                   ------------------- means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Parent, or any payment other than solely in shares of its capital stock (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement or acquisition of any such shares of capital stock of the Parent or any option, warrant or other right to acquire any such shares of capital stock of the Parent.

                  "Revolving  Credit Exposure"
                   -------------------------- means, with respect to any Lender at any time, the sum of (a) the aggregate outstanding principal amount of such Lender's Revolving Loans at such time that are denominated in Dollars, (b) the Dollar Equivalent at such time of the aggregate outstanding principal amount of such Lender's Qualified Foreign Currency Loans and (c) such Lender's LC Exposure.

                  "Revolving Loan"
                   --------------  means a Loan made pursuant to Section 2.03.

                  "Sale/Leaseback Transaction"
                   -------------------------- has the meaning set forth in
Section 6.04.

                  "S&P"
                   --- means Standard & Poor's Ratings Services and its successors.

                  "Spot  Exchange  Rate"
                   -------------------- shall mean, on any day, with respect to any Qualified Foreign Currency, the spot rate at which Dollars are offered on such day by The Chase Manhattan Bank in London for such Qualified Foreign Currency at approximately 11:00 A.M. (London time) for delivery two Business Days later. For purposes of determining the Spot Exchange Rate in connection with a Qualified Foreign Currency Borrowing, such spot exchange rate shall be determined as of the Calculation Date for such Borrowing with respect to transactions in the applicable Qualified Foreign Currency that will settle on the date of such Borrowing.

                  "Statutory  Reserve  Rate"
                   ------------------------ means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board or by any other Governmental Authority, domestic or foreign, with jurisdiction over the Administrative Agent or any Lender (including any branch, Affiliate or other funding office thereof making or holding a Loan) (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate applicable to any Borrowing, for any category of liabilities which includes deposits by reference to which the Adjusted LIBO Rate is respect of such Borrowing is determined. Such reserve percentages shall include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subsidiary"
                   ---------- means, with respect to any Person (the "owner") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the owner in the owner's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the owner or one or more subsidiaries of the owner or by the owner and one or more subsidiaries of the owner.

                  "Subsidiary"
                   ----------   means any subsidiary of the Parent.

                  "Subsidiary  Guarantee"
                   --------------------- means the Subsidiary Guarantee to be executed and delivered by each Subsidiary Guarantor, substantially in the form of Exhibit C.

                  "Subsidiary  Guarantor"
                   --------------------- means the collective reference to the Material Subsidiaries and each other Subsidiary of the Parent that becomes a Subsidiary Guarantor pursuant to Section 5.09(b).

                  "Swingline   Lenders"
                   -------------------  means  any  Lender   designated  as  a
"Swingline Lender" on Schedule 2.01 and any other Lender designated by the Borrower as a "Swingline Lender" pursuant to Section 2.05(c).

                  "Swingline Loan"
                   --------------  means a Loan made pursuant to Section 2.05.

                  "Taxes"
                   ----- means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Three-Month  Secondary  CD  Rate"
                   --------------------------------  means,  for any  day,  the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Total  Exposure"
                   --------------- means, at any time, the sum of (a) the total Revolving Credit Exposures and (b) the aggregate principal amount of outstanding Swingline Loans and Competitive Loans.

                  "Transactions"
                   ------------ means the execution, delivery and performance by the Parent and the Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof, the issuance of Letters of Credit hereunder and the execution, delivery and performance of the other Loan Documents by each Loan Party party thereto.

                  "Type"
                   ----, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

                  "Wholly Owned Subsidiary"
                   -----------------------  means, as to any Person,  any other
Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Withdrawal Liability"
                   -------------------- means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION  1.02.  Classification  of  Loans  and  Borrowings.
                                  ------------------------------------------
For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving Borrowing").

                  SECTION 1.03. Terms  Generally.
                                ---------------- The  definitions of terms
herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and
assigns,   (c)  the  words  "herein",   "hereof"  and "hereunder",  and words
of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) where applicable, any amount (including, without limitation, minimum borrowing, prepayment or repayment amounts) expressed in Dollars shall, when referring to any currency other than Dollars, be deemed to mean an amount of such currency having a Dollar equivalent approximately equal to such amount.

                  SECTION  1.04.  Accounting  Terms;  GAAP.
                                  ------------------------Except  as  otherwise
expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                  SECTION 1.05. Pro Forma Calculations.
                                ----------------------  For the purpose of any
pro forma calculation of the Consolidated Interest Coverage Ratio made in connection with a transaction involving the incurrence of Indebtedness, such calculation shall be made under the assumption that such Indebtedness was incurred on the first day of the period covered by such calculation.

                  SECTION 1.06. Currency Conversion.
                                ------------------- (a) If more than one
currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then (i) any reference in the Loan Documents to, and any obligations arising under the Loan Documents in, the currency of that country shall be translated into or paid in the currency or currency unit of that country designated by the Administrative Agent and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for conversion of that currency or currency unit into the
other,   rounded  up  or  down  by  the Administrative Agent as it deems appropriate.

                  (b) If a change in any currency of a country occurs, this Agreement shall be amended (and each party hereto agrees to enter into any supplemental agreement necessary to effect any such amendment) to the extent that the Administrative Agent specifies to be necessary to reflect the change in currency and to put the Lenders in the same position, so far as possible, that they would have been in if no change in currency had occurred.


                                   ARTICLE II

                                   The Credits

                  SECTION 2.01.  Commitments.
                                 ----------- Subject to the terms and
conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the Total Exposure exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

                  SECTION 2.02.  Loans and  Borrowings.
                                 ---------------------  (a)Each Revolving Loan
shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in
Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.14, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith, and (ii) each Competitive Loan shall be comprised entirely of Eurocurrency Loans or Fixed Rate Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall bear interest at a rate per annum equal to the relevant Quoted Swingline Rate. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be a minimum of $2,500,000 and an integral multiple of $1,000,000, to the extent in excess thereof; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Competitive Loan shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurocurrency Tranches outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. Requests for Revolving Borrowings. ---------------------------------- To request a
Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i)  the aggregate amount of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                 (iii)whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

                  (iv) in the case of a Eurocurrency Borrowing, (A) the currency of such Borrowing (which shall be Dollars or a Qualified Foreign Currency) and (B) the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.07.

If no election as to the currency of a Revolving Borrowing is specified in any such notice, then the requested Borrowing shall be denominated in Dollars. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing if denominated in Dollars or a Eurocurrency Borrowing if denominated in a Qualified Foreign Currency. If no Interest Period is specified with respect to any requested Eurocurrency
Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. Competitive  Bid  Procedure.
                                --------------------------- (a)  Subject to the
terms and conditions set forth herein, from time to time during the Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that at no time shall the Total Exposure exceed the total Commitments. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

                  (i) the aggregate amount of the requested Borrowing;

                  (ii)the date of such Borrowing, which shall be a Business Day;

                  (iii)whether such Borrowing is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing;

                  (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.07.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

                  (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurocurrency Competitive Loan, not later than 9:30 a.m., Local Time, three Business Days before the proposed date of such

Competitive Loan, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Loan. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $10,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Loan requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

                  (c) The Administrative Agent shall promptly (in any event not later than 10:00 a.m., Local Time, on the corresponding Business Day referred to in paragraph (d) below) notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

                  (d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurocurrency Competitive Loan, not later than 10:30 a.m., Local Time, three Business Days before the date of the proposed Competitive Loan, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Loan; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Loan specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple
Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $10,000,000 and an integral multiple of $1,000,000; provided, further that if a Competitive Loan must be in an amount less than $10,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

                  (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

                  (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

                  SECTION  2.05.  Swingline  Loans.
                                  ---------------- (a) Subject to the terms and
conditions set forth herein, each Swingline Lender may make Swingline Loans in Dollars to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $30,000,000 or (ii) the Total Exposure exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

                  (b) To request a Swingline Loan, the Borrower shall notify any one or more of the Swingline Lenders of such request by telephone (confirmed by telecopy), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. Upon receipt of any such request, each Swingline Lender may in its discretion quote to the Borrower the interest rate (the "Quoted Swingline Rate") at which such Swingline Lender is willing to lend the requested Swingline Loan, and the Borrower may in its discretion accept or reject any such quote by notice to the relevant Swingline Lender (which notice shall be received no later than a time acceptable to the Swingline Lender). Each Swingline Lender shall make each Swingline Loan made by it available to the Borrower by wire transfer of immediately available funds to the account notified by the Borrower to the relevant Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Lender) by 4:00 p.m., New York City time, on the requested date of such Swingline Loan. The Borrower and each Swingline Lender shall promptly notify the Administrative Agent of the date and amount of any Swingline Loan made to it or by it, as the case may be, and the Quoted Swingline Rate applicable thereto.

                  (c) At any time when there shall be fewer than five Swingline Lenders, the Borrower may appoint from among the Lenders a new Swingline Lender, subject to the prior consent of such new Swingline Lender and prior notice to the Administrative Agent, so long as at no time shall there be more than five Swingline Lenders. Upon written notice to the relevant Swingline Lender and to the Administrative Agent, the Borrower may at any time terminate a Lender as a Swingline Lender hereunder.

                  SECTION 2.06. Letters of Credit.
                                -----------------  (a) General.
                                                        -------  Subject to the
terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Lender, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain
                      ----------------------------------------------------------
Conditions.  To request the  issuance  of a Letter of Credit (or the  amendment,
----------
renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Lender, the Borrower also shall submit a letter of credit application on the Issuing Lender's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $20,000,000 and (ii) the Total Exposure shall not exceed the total Commitments.

                  (c) Expiration Date.
                      --------------- Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

                  (d) Participations.
                      -------------- By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Lender and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement.
                      -------------   If the Issuing  Lender  shall make any LC
Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that, if such LC Disbursement is not less than $2,500,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section
2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Obligations   Absolute.
                      ----------------------   The  Borrower's  obligation  to
reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

                    (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein;

                    (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or this Agreement;

                    (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Lender, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                  (vi) any other act or omission to act or delay of any kind of the Issuing Lender, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, including any of the circumstances specified in clauses (i) through (vi) above, as well as any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender's failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that the Issuing Lender shall have exercised the agreed standard of care in the absence of gross negligence or wilful misconduct on the part of the Issuing Lender. Without limiting the generality of the foregoing, it is understood that the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such

Letter of Credit; provided that the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g)  Disbursement   Procedures.
                       -------------------------   The  Issuing  Lender  shall,
promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Lender shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest.
                      ---------------- If the Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC
Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Lender shall be for the account of such Lender to the extent of such payment.

                  (i)  Replacement of the Issuing Lender.
                       --------------------------------- The Issuing Lender may
be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (j)  Cash  Collateralization.
                       ----------------------- If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (i) or (j) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent (with the cost of making such investments being for the account of the Borrower), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount, together with any interest and profits, (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

                  SECTION 2.07. Funding of Borrowings.
                                --------------------- (a)Each Lender shall make
each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent at the relevant Administrative Office and designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Lender.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of Eurocurrency Loans, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error), in each case plus the Applicable Rate or (ii) in the case of ABR Loans, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing. If any interest is paid by the Borrower as described above for any period with respect to any amount funded by the Administrative Agent pursuant to this paragraph, the Borrower shall not be required to pay interest on such amount pursuant to Section 2.13 in respect of such period.

                  SECTION 2.08. Interest Elections.
                                ------------------  (a)Each Revolving Borrowing
initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Loans or Swingline Loans, which may not be converted or continued.

                 (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                   (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

                  (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d)  Promptly   following  receipt  of  an  Interest  Election
Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall, in the case of Borrowings in Dollars, be converted to an ABR Borrowing and shall, in the case of Borrowings in any other currency, be continued as a Eurocurrency Loan with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a

Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.09. Termination and Reduction of Commitments. ---------------------------------------- (a)
Unless previously terminated, the Commitments shall terminate on the Maturity Date.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Total Exposure would exceed the total Commitments.

                  (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

                  SECTION 2.10. Repayment of Loans; Evidence of Debt. -------------------------------------- (a)The
Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan and (iii) to the relevant Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least three Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing or Competitive Loan is made, the Borrower shall repay all Swingline Loans then outstanding.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof, provided, that the Administrative Agent shall not be obligated to record or collect principal and interest in respect of Swingline Loans.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.11.  Prepayment of Loans.
                                 -------------------  (a)The Borrower shall have
the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that the Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

                  (b) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the relevant Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by
Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in
Section 2.02.

                  (c) If on any Determination Date, the Total Exposure exceeds 105% of the total Commitments then in effect, the Borrower shall, without notice or demand, within three Business Days after such Determination Date, repay such of the outstanding Loans in an aggregate principal amount such that, after giving effect thereto, the Total Exposure does not exceed the total Commitments then in effect.

                  (d) Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

                  SECTION  2.12.  Fees.
                                  ----  (a) The  Borrower  agrees  to pay to the
Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates;

provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Eurocurrency Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Lender a fronting fee, which shall accrue at the rate of 0.10% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Lender, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

                  SECTION  2.13.  Interest.
                                  --------  (a)  The Loans  comprising  each ABR
Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate. The Loans comprising each Swingline Borrowing shall bear interest at a rate per annum equal to the relevant Quoted Swingline Rate.

                  (b) The Loans comprising each Eurocurrency Borrowing shall bear interest at a rate per annum equal to (i) in the case of a Eurocurrency Revolving Loan, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Eurocurrency

Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

                  (c) Each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate applicable to such Loan.

                  (d) Notwithstanding the foregoing, (i) if all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue Loans or Reimbursement Obligations shall bear interest at a rate per annum which is equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.13, in each case plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate applicable to ABR Loans plus 2% or, in the case of amounts denominated in a Qualified Foreign Currency at the rate per annum determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error) plus the Applicable Rate then in effect with respect to Eurocurrency Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

                  (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate, and interest in respect of Eurosterling Loans, shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.14.  Alternate Rate of Interest.
                                 -------------------------- If prior to the
commencement of any Interest Period for a Eurocurrency Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period;

                  (b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurocurrency Competitive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period; or

                  (c) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that deposits in the principal amounts of the Loans comprising such Borrowing and in the currency in which such Loans are to be denominated are not generally available in the relevant market, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any affected Revolving Borrowing to, or continuation of any affected Revolving Borrowing as, a Eurocurrency Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the Borrower for any affected Qualified Foreign Currency Revolving Borrowing or Competitive Loan shall be ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Eurocurrency Competitive Loans may be made to Lenders that are not affected thereby and (B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

                  SECTION 2.15.  Increased Costs.
                                 ---------------  (a)If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Lender; or

                  (ii) impose on any Lender or the Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or the Issuing Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d)  Failure or delay on the part of any Lender or the Issuing
Lender to demand  compensation  pursuant to this Section shall not  constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

                  (e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

                  SECTION 2.16. Break Funding  Payments.
                                ----------------------- In the event of (a) the
payment of any principal of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.11(b) and is revoked in accordance herewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, and any reasonable cost or expense, attributable to such event. In the case of a Eurocurrency Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits in the relevant currency from other banks in the relevant eurocurrency market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION  2.17.  Taxes.
                                  -----   (a) Any  and  all  payments  by or on
account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                  SECTION 2.18. Payments Generally;  Pro Rata Treatment; Sharing
                                ------------------------------------------------
of Set-offs. (a) The Borrower  shall make each payment  required to be made by
-----------
it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.15, 2.16 or 2.17, or otherwise) prior to 1:00 p.m., Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the relevant Administrative Office, except payments to be made directly to the Issuing Lender or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder (other than principal of and interest on Qualified Foreign Currency Loans, which shall be made in the applicable Qualified Foreign Currency) shall be made in Dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Swingline Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Swingline Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Swingline Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Swingline Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error).

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.19. Mitigation Obligations;  Replacement of Lenders.
                                ------------------------------------------------
(a). If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b)If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in
Section 10.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Lender), which consent shall not unreasonably be withheld,
(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                  SECTION 2.20. Commitment  Increases.
                                ---------------------  (a) In the event that the
Borrower wishes to increase the aggregate Commitments, it shall notify the Lenders (through the Administrative Agent) of the amount of such proposed increase (such notice, a "Commitment Increase Offer"). Each Commitment Increase Offer shall request an aggregate Commitment increase of at least $25,000,000. Each Commitment Increase Offer shall offer the Lenders the opportunity to participate in the increased Commitments ratably in accordance with their respective Applicable Percentages. In the event that any Lender (each, a "Declining Lender") shall fail to accept in writing a Commitment Increase Offer within 10 Business Days after receiving notice thereof, all or any portion of the proposed increase in the Commitments offered to the Declining Lenders (the aggregate of such offered amounts, the "Declined Amount") may instead be allocated to any one or more additional banks, financial institutions or other entities pursuant to paragraph (b) below and/or to any one or more existing Lenders pursuant to paragraph (c)(ii) below.

                  (b) Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agent (which consent, in the case of the Administrative Agent, shall not be unreasonably withheld), elects to become a party to this Agreement and obtain a Commitment in an amount equal to all or any portion of a Declined Amount shall execute a New Lender Supplement (each, a "New Lender Supplement") with the Borrower and the Administrative Agent, substantially in the form of Exhibit D, whereupon such bank, financial institution or other entity (herein called a "New Lender") shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and
Schedule 2.01 shall be deemed to be amended to add the name and Commitment of such New Lender.

                  (c) Any Lender which (i) accepts a Commitment Increase Offer pursuant to Section 2.20(a) or (ii) with the consent of the Borrower, elects to increase its Commitment by an amount equal to all or any portion of a Declined Amount shall, in each case, execute a Commitment Increase Supplement (each, a "Commitment Increase Supplement") with the Borrower and the Administrative Agent, substantially in the form of Exhibit E, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, and Schedule 2.01 shall be deemed to be amended to so increase the Commitment of such Lender.

                  (d) If on the date upon which a bank, financial institution or other entity becomes a New Lender pursuant to Section 2.20(b) or upon which a Lender's Commitment is increased pursuant to Section 2.20(a) or (c) there is an unpaid principal amount of Revolving Loans, the Borrower shall borrow Revolving Loans from such Lender in an amount determined by reference to the amount of each Type of Revolving Loan (and, in the case of Eurocurrency Loans, of each Eurocurrency Tranche) which would then have been outstanding from such Lender if
(i) each such Type or Eurocurrency Tranche had been borrowed on the date such bank, financial institution or other entity became a Lender or such Lender's Commitment was increased, as the case may be, in each case after giving effect to such transaction and (ii) the aggregate amount of each such Type or Eurocurrency Tranche requested to be so borrowed had been increased to the extent necessary to give effect, with respect to such Lender, to the borrowing allocation provisions of Section 2.2. Any Eurocurrency Loan borrowed pursuant to the preceding sentence shall bear interest at a rate equal to the respective interest rates then applicable to the Eurocurrency Loans of the other Lenders in the same Eurocurrency Tranche (or such other interest rates as shall be agreed upon between the Borrower and the relevant Lender).

                  (e) Notwithstanding anything to the contrary in this Section 2.20, (i) in no event shall any transaction effected pursuant to this Section
2.20 cause the aggregate Commitments to exceed $400,000,000, (ii) the aggregate amount of any increase in Commitments pursuant to Section 2.20(b) or (c)(ii) shall be limited to the relevant Declined Amount and (iii) no Lender shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion.


                                   ARTICLE III

                         Representations and Warranties

                  Each of the Parent and the Borrower represents and warrants to the Lenders that:

                  SECTION 3.01. Organization; Powers.
                                -------------------- Each of the Parent and its
Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.02. Authorization;  Enforceability.
                                ------------------------------ The Transactions
are within the corporate powers of each Loan Party and have been duly authorized by all necessary corporate and, if required, stockholder action. Each Loan Document has been duly executed and delivered by each Loan Party party thereto and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. Governmental Approvals; No Conflicts. --------------------------------------- The
Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Parent or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Parent or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Parent or any of its Subsidiaries.

                  SECTION 3.04.Financial Condition; No Material Adverse Change.
                               -----------------------------------------------
(a) The Parent has heretofore furnished to the Lenders (i) with respect to the fiscal year ended December 31, 1996, its consolidated statement of financial position and related statements of operations, stockholders' equity and cash flows as of and for such fiscal year, reported on by Coopers & Lybrand L.L.P., independent public accountants, and (ii) with respect to the fiscal quarter ended September 30, 1997, its consolidated statement of financial position and related statements of operations as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year and its consolidated statements of cash flows for the then elapsed portion of the fiscal year, certified by a Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above. As of the Effective Date, the Parent and its Subsidiaries do not have any material Guarantee obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any material interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 1996 to and including the date hereof there has been no disposition by the Parent or any of its Subsidiaries of any material part of its business or property.

                  (b) Since December 31, 1996, there has been no material adverse change in the business, assets, operations or condition (financial or otherwise) of the Parent and its Subsidiaries, taken as a whole.

                  SECTION 3.05. Properties; Intellectual Property; Subsidiaries.
                                -----------------------------------------------
126. Each of the Parent and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Each of the Parent and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Parent and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (c) The Subsidiaries listed on Schedule 3.05 constitute all of the Subsidiaries of the Parent on the Effective Date.

                  SECTION 3.06. Litigation and Environmental Matters.
                                ------------------------------------  (a) There
are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent or the Borrower, threatened against or affecting the Parent or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that questions the validity or enforceability of this Agreement or the Transactions.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Parent nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 3.07. Compliance with Laws and Agreements.
                                ----------------------------------- Each of the
Parent and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 3.08. Investment and Holding Company Status. ------------------------------------- Neither
the Parent nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935. No Loan Party is subject to regulation under any Requirement of Law which limits its ability to incur any Indebtedness under this Agreement or the other Loan Documents.

                  SECTION 3.09.  Taxes.
                                 ----- Each of the Parent and its  Subsidiaries
has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION  3.10.  Labor  Matters.
                                  --------------  Except  as, in the  aggregate,
could not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes or other labor disputes against the Parent or any of its Subsidiaries pending or, to the knowledge of the Parent or the Borrower, threatened, (b) hours worked by and payment made to employees of the Parent and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters and (c) all payments due from the Parent or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Parent or the relevant Subsidiary.

                  SECTION 3.11.  ERISA.
                                 -----  Except as described on Schedule 3.11, no
ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent audited financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent audited financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

                  SECTION 3.12.  Disclosure.
                                 ---------- The Parent and the  Borrower  have
disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Parent or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Parent and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such information was prepared.


                                   ARTICLE IV

                                   Conditions

                  SECTION 4.01.  Effective Date.
                                 -------------- The  obligations of the Lenders
to make Loans and of the Issuing Lender to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

                  (a). The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Vincent J. Cole, Vice President, General Counsel and Secretary of the Borrower, substantially in the form of Exhibit B, and covering such other matters relating to the Loan Parties, this Agreement or the Transactions as the Required Lenders shall reasonably request.

                  (c)  The  Administrative   Agent  shall  have  received  such
         documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d)   The   Administrative   Agent  shall  have   received  a
         certificate, dated the Effective Date and signed by the Chief Executive Officer, President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

                  (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

                  SECTION 4.02. Each Credit Event.
                                -----------------  The obligation of each Lender
to make a Loan on the occasion of any Borrowing, and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Loan Parties set forth in this Agreement or any other Loan Document shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

                  (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.


                                    ARTICLE V

                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Parent and the Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01.  Financial Statements and Other Information.
                                 ------------------------------------------
The Parent will furnish to the Administrative Agent and each Lender:

                  (a) within 105 days after the end of each fiscal year of the Parent (commencing with the fiscal year ending December 31, 1997), its audited consolidated statement of financial position and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Coopers & Lybrand L.L.P. or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent (commencing with the fiscal quarter ending March 31, 1998), its consolidated statement of financial position and related statements of operations as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year and its consolidated statements of cash flows for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Parent (i) certifying as to whether a Default has occurred (except in the case of financial statements delivered in respect of the 1997 fiscal year, a Default under Section 6.01) and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections
         6.01 (except in the case of financial statements delivered in respect of the 1997 fiscal year), 6.02, 6.03, 6.04, 6.06 and 6.07;

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent to its shareholders generally, as the case may be; and

                  (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent, at the request of any Lender, may reasonably request.

                  SECTION 5.02.  Notices of  Material  Events.
                                 ----------------------------  The Parent  will
furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a)  the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding known by the Parent or the Borrower to have been filed or commenced by or before any arbitrator or Governmental Authority against or affecting the Parent or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent and its Subsidiaries in an aggregate amount exceeding $10,000,000; and

                  (d)  any  other   development   that  results  in,  or  could
         reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Existence; Conduct of Business.
                                ------------------------------ The Parent will,
and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Parent and its Subsidiaries taken as a whole; provided that the foregoing shall not prohibit any transaction permitted under Section 6.05.

                  SECTION 5.04.  Payment of  Obligations.
                                 ----------------------- The Parent will,  and
will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.05. Maintenance of Properties; Insurance.
                                ------------------------------------  The Parent
will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                  SECTION 5.06. Books and Records; Inspection Rights.
                                ------------------------------------  The Parent
will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Parent will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that the Parent and its Subsidiaries may place reasonable limits on access to information which is proprietary or constitutes trade secrets and need not disclose any information if such disclosure would be prohibited by a confidentiality agreement entered into on an arm's length basis and in good faith.

                  SECTION 5.07.  Compliance with Laws.
                                 -------------------- The Parent will, and will
cause each of its Subsidiaries to, comply with all Requirements of Law and Contractual Obligations applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION  5.08. Use of Proceeds.
                                 --------------- The proceeds of the Loans will
be used for general corporate purposes of the Parent and its Subsidiaries, including the financing of investments permitted by Section 6.06 and Restricted Payments permitted by Section 6.07. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.

                  SECTION 5.09.  Additional  Guarantors.
                                 ---------------------- (a)  Promptly  upon any
person becoming a direct or indirect Material Subsidiary, the Parent shall cause such Material Subsidiary to execute an assumption agreement with respect to the Subsidiary Guarantee and to furnish a legal opinion with respect thereto comparable, to the extent applicable, to the legal opinions delivered in respect of the Subsidiary Guarantees on the Effective Date.

                  (b) In the event that the aggregate amount of operating profit of the Parent and its Domestic Subsidiaries ("Domestic Operating Profit") contributed by the Borrower and the Subsidiary Guarantors, taken as a whole, for any period of four consecutive fiscal quarters, is less than 80% of Domestic Operating Profit for such period, the Parent shall, promptly after financial statements are delivered in respect of such period, cause additional Subsidiaries to become Subsidiary Guarantors in the manner contemplated by paragraph (a) above such that, on a pro forma basis, the aggregate amount of Domestic Operating Profit contributed by the Borrower and the Subsidiary Guarantors (including the additional Subsidiary Guarantors), taken as a whole, for such period of four consecutive fiscal quarters shall equal at least 80% of Domestic Operating Profit for such period.


                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Parent and the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01.  Financial Condition Covenants.
                                 -----------------------------

                  (a)  Consolidated  Leverage Ratio.
                       ---------------------------- The Parent will not permit
the Consolidated Leverage Ratio at any time to be greater than 2.50 to 1.0.

                  (b)  Consolidated Interest Coverage Ratio.
                       ------------------------------------ The Parent will not
permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Parent to be less than 6.00 to 1.0.

                  SECTION 6.02.  Indebtedness.
                                 ------------ The Parent will not, and will not
permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (a)  Indebtedness created hereunder;

                  (b) Indebtedness existing on the date hereof and set forth in
         Schedule 6.02 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (together with any premium paid thereon and reasonable costs and expenses incurred with respect thereto);

                  (c) Indebtedness of the Parent to any Subsidiary and of any Subsidiary to the Parent or any other Subsidiary;

                  (d)   Guarantees  by  the  Parent  of   Indebtedness  of  any
         Subsidiary, by any Subsidiary Guarantor of Indebtedness of the Parent or the Borrower and by any Subsidiary of Indebtedness of any other Subsidiary (other than the Borrower);

                  (e) any Indebtedness that may be deemed to arise from the Permitted Receivables Financing;

                  (f) Indebtedness of the Loan Parties incurred pursuant to the Permitted Bond Financing; and

                  (g) other Indebtedness in an aggregate principal amount not exceeding $100,000,000 at any time outstanding.

                  SECTION 6.03.  Liens.
                                 ----- The Parent will not, and will not permit
any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a)  Permitted Encumbrances;

                  (b) any Lien on any property or asset of the Parent or any Subsidiary existing on the date hereof and set forth in Schedule 6.03; provided that (i) such Lien shall not apply to any other property or asset of the Parent or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals, refundings and refinancings thereof that do not increase the outstanding principal amount thereof;

                  (c) any Lien that may be deemed to arise from the Permitted Receivables Financing;

                  (d) Liens on title documents with respect to raw materials or manufactured products securing drafts or bills of exchange drawn in connection with the importation of such raw materials or manufactured products; and

                  (e)  Liens not otherwise  permitted by the foregoing  clauses
         (a) through (d); provided, that the aggregate outstanding principal amount of obligations secured by Liens permitted by this clause (e), when added to the then outstanding amount of Attributable Debt, shall not exceed $100,000,000.

                  SECTION 6.04. Limitation on Sales and Leasebacks. ----------------------------------- The Parent
will not, and will not permit any Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Parent or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Parent or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Parent or such Subsidiary (each, a "Sale/Leaseback Transaction"), unless the aggregate outstanding principal amount of Attributable Debt resulting from all such transactions, when added to the then outstanding amount of obligations secured by Liens permitted by Section 6.03(e), does not at any time exceed $100,000,000.

                  SECTION  6.05.  Fundamental  Changes.
                                  -------------------- The Parent will not, and
will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (determined on a consolidated basis with respect to the Parent and its Subsidiaries taken as a whole), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (a) any Person may merge into the Parent in a transaction in which the Parent is the surviving corporation and, if such Person is the Borrower, the Parent assumes the obligations of the Borrower hereunder and under the other Loan Documents pursuant to a written instrument in form and substance satisfactory to the Administrative Agent, (b) any Person (other than the Parent or the Borrower) may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (c) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary and
(d) any Subsidiary (other than the Borrower) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.06; and provided, further, that a Subsidiary Guarantor shall not be permitted to merge into, or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to, another Subsidiary which is not at the time of such merger or disposition a Subsidiary Guarantor and which, in the case of a merger, will be the surviving entity of such merger unless concurrently with the consummation of such merger or disposition such surviving or receiving Subsidiary shall execute an assumption agreement with respect to the Subsidiary Guarantee and furnish a legal opinion with respect thereto comparable, to the extent applicable, to the legal opinions delivered in respect of the Subsidiary Guarantees on the Effective Date.

                  SECTION 6.06.  Investments,  Loans,  Advances,  Guarantees
                                 -------------------------------------------
and Acquisitions.
----------------The Parent will not, and will not permit any of its Subsidiaries to, purchase or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make any loans or advances to, Guarantee any obligations of, or make any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (a) equity investments in any Person so long as, in each case, after giving effect thereto and any financing thereof, (i) no Default or Event of Default shall have occurred and be continuing (including, on a pro forma basis, pursuant to Section 6.01) and (ii) over 70% of the revenues of the Parent and its Subsidiaries taken as a whole shall not derive from businesses that are substantially different from those engaged in on the Effective Date;

                  (b) loans or advances made to the Parent or any Subsidiary so long as, in each case, after giving effect thereto and any financing thereof, no Default or Event of Default shall have occurred and be continuing (including, on a pro forma basis, pursuant to Section 6.01);

                  (c)  investments in Cash Equivalents;

                  (d) loans or advances made by the Parent or any  Subsidiary to
         their  respective  employees  in  connection  with   employment-related
         matters; and

                  (e)  Guarantees  constituting  Indebtedness  not prohibited by
         Section 6.02.

                  SECTION 6.07. Restricted Payments.
                                ------------------- The Parent will not declare
or make, or agree to pay or make, directly or indirectly, any Restricted Payment, unless, after giving effect thereto and any financing thereof, no Default or Event of Default shall have occurred and be continuing (including, on a pro forma basis, pursuant to Section 6.01).

                  SECTION 6.08. Transactions with Affiliates. ------------------------------ The Parent will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) (i) transactions in the ordinary course of business and (ii) repurchases of shares of the Parent's capital stock, to the extent permitted by this Agreement, from affiliates of Clayton, Dubilier & Rice, Inc., in each case, at prices and on terms and conditions not less favorable to the Parent or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Parent and its Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.07.

                  SECTION 6.09. Restrictive Agreements.
                                ---------------------- The Parent will not, and
will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Parent or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock to the Parent or any other Subsidiary or (c) the ability of any Subsidiary to make or repay loans or advances to the Parent or any other Subsidiary or to transfer property to the Parent or any other Subsidiary or to Guarantee Indebtedness of the Parent or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.09A (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to restrictions and conditions contained in the documentation governing the Permitted Bond Financing so long as (A) no such restriction or condition is more restrictive from those set forth in this Agreement, (B) such restrictions and conditions, taken as a whole, are consistent with those generally applicable in the market for debt securities to companies of similar credit quality as the issuer under the Permitted Bond Financing and (C) such restrictions and conditions are reasonably satisfactory to the Administrative Agent or, to the extent such restrictions and conditions are not reasonably satisfactory to the Administrative Agent, to the Required Lenders, (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vi) clause (c) of the foregoing shall not apply to the subordination provisions of any subordinated Indebtedness permitted hereunder, (vii) clauses (a) and (c) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof and (viii) the foregoing shall not apply to Indebtedness of any Person that becomes a Subsidiary after the date hereof, provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of the Indebtedness described in this clause (viii) shall not exceed $25,000,000 at any time outstanding.


                                   ARTICLE VII

                                Events of Default

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Parent or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) the Parent or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a) or (d), 5.03 (with respect to the Parent's or the Borrower's existence) or 5.08 or in Article VI;

                  (e)  the  Parent or the  Borrower  shall  fail to  observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent (given at the request of the Required Lenders) to the Borrower;

                  (f) the guarantee contained in Article IX hereof or in the Subsidiary Guarantee shall cease, for any reason, to be in full force and effect (other than in connection with a release of a Subsidiary Guarantor permitted by Section 10.02(b)(iv)) or any Loan Party or any Affiliate of any Loan Party shall so assert;

                  (g) the Parent or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

                  (h) (i) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with the giving of notice, if required) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) a Notice of Termination or any comparable notice shall have been given to the Parent or any Subsidiary pursuant to any Permitted Receivables Financing or a Termination Event or any comparable event shall occur under any Permitted Receivables Financing and such occurrence either
         (A) permits a Notice of Termination or any comparable notice to be given to the Parent or any Subsidiary thereunder or (B) results in the automatic termination of any such Permitted Receivables Financing;

                  (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent, the Borrower or any other Material Worldwide Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, the Borrower or any other Material Worldwide Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (j) the Parent, the Borrower or any other Material Worldwide Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, the Borrower or any other Material Worldwide Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action to authorize any of the foregoing;

                  (k) the Parent, the Borrower or any other Material Worldwide Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

                  (l) one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 shall be rendered against the Parent, any Subsidiary or any combination thereof and the same shall remain unsatisfied, unvacated and unstayed and unbonded pending appeal for a period of 30 consecutive days, except as covered by adequate insurance with, in the reasonable judgment of the Administrative Agent, a reputable carrier and with respect to which an action is pending in which an active defense is being made with respect thereto;

                  (m) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

                  (n)  a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                  ARTICLE VIII

                            The Administrative Agent

                  Each of the Lenders and the Issuing Lender hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders, except for its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lender and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower, not to be unreasonably withheld, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and the Borrower, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring
Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                  Neither the Documentation Agent nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

                                   ARTICLE IX
IX.
                                Parent Guarantee

                  SECTION 9.01. Guarantee.
                                ---------  In order to induce the Administrative
Agent and the Lenders to execute and deliver this Agreement and to make or maintain the Loans hereunder, and in consideration thereof, the Parent hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, and the Parent further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel for the Administrative Agent and one additional firm of counsel for the Lenders) which may be paid or incurred by the Administrative Agent or by the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under the guarantee contained in this
Article IX. The guarantee contained in this Article IX, subject to Section 9.05, shall remain in full force and effect until the Obligations are paid in full, no Letter of Credit remains outstanding and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

                  The Parent agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Article IX, it will notify the Administrative Agent and such Lender in writing that such payment is made under the guarantee contained in this Article IX for such purpose. No payment or payments made by the Borrower or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Parent under this Article IX which, notwithstanding any such payment or payments, shall remain liable for the Obligations until, subject to Section 9.05, the Obligations are paid in full, no Letter of Credit remains outstanding and the Commitments are terminated.

                  SECTION 9.02. No Subrogation, Contribution, Reimbursement or
                                ----------------------------------------------
Indemnity.  Notwithstanding  anything to the  contrary in this  Article IX, the
---------
Parent hereby irrevocably waives all rights which may have arisen in connection with the guarantee contained in this Article IX to be subrogated to any of the rights (whether contractual, under the United States Bankruptcy Code (or similar action under any successor law or under any comparable law), including Section 509 thereof, under common law or otherwise) of the Administrative Agent or any Lender against the Borrower or against the Administrative Agent or any Lender for the payment of the Obligations, until the Obligations shall have been paid in full, no Letter of Credit remains outstanding and the Commitments shall have been terminated. The Parent hereby further irrevocably waives all contractual, common law, statutory and other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Borrower or any other Loan Party which may have arisen in connection with the guarantee contained in this Article IX, until the Obligations shall have been paid in full, no Letter of Credit remains outstanding and the Commitments shall have been terminated. So long as the Obligations remain outstanding, if any amount shall be paid by or on behalf of the Borrower to the Parent on account of any of the rights waived in this Section 9.02, such amount shall be held by the Parent in trust, segregated from other funds of the Parent, and shall, forthwith upon receipt by the Parent, be turned over to the Administrative Agent in the exact form received by the Parent (duly indorsed by the Parent to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The provisions of this Section 9.02 shall survive the term of the guarantee contained in this Article IX and the payment in full of the Obligations, the expiration or termination of the Letters of Credit and the termination of the Commitments.

                  SECTION 9.03. Amendments, etc. with respect to the
                                ------------------------------------
Obligations. The Parent shall remain obligated under this Article IX
-----------
notwithstanding that, without any reservation of rights against the Parent, and without notice to or further assent by the Parent, any demand for payment of or reduction in the principal amount of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement, any other Loan Document, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Article IX or any property subject thereto.

                  SECTION 9.04. Guarantee Absolute and Unconditional.
                                ------------------------------------ The Parent
waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Article IX or acceptance of the guarantee contained in this Article IX; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article IX; and all dealings between the Borrower or the Parent, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article IX. The Parent waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Parent with respect to the Obligations. The guarantee contained in this Article IX shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, setoff or counterclaim
(other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Parent) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Parent under the guarantee contained in this Article IX, in bankruptcy or in any other instance. When the Administrative Agent or any Lender is pursuing its rights and remedies under this Article IX against the Parent, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Parent of any liability under this Article IX, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against the Parent.

                  SECTION 9.05.  Reinstatement.
                                 ------------- The guarantee  contained in this
Article IX shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  SECTION  9.06.  Payments.
                                  -------- The Parent  hereby  agrees  that any
payments in respect of the Obligations pursuant to this Article IX will be paid to the Administrative Agent without setoff or counterclaim in the relevant currency at the office of the Administrative Agent specified in Section 10.02.


                                    ARTICLE X

                                  Miscellaneous

                  SECTION 10.01. Notices.
                                 ------- Except in the case of notices and other
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at One Lexmark Center Drive, Lexington, Kentucky 40550, Attention of Treasurer (Telecopy No. (606) 232-5137), with a copy to the General Counsel at the same address (Telecopy No. (606) 232-3128);

                  (b) if to the Administrative Agent, as applicable, to The Chase Manhattan Bank, Agent Bank Services Group, Grand Central Tower, 140 East 45th Street, New York, New York 10017, Attention of Gloria Javier (Telecopy No. (212) 270-0002) or to Chase Manhattan plc, 125 London Wall, London, England, Attention of Stephen Clarke (Telecopy No. 011-44-171-777-2360), in each case with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of Hamish Buckland (Telecopy No. (212) 270-1063); and

                  (c) if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when transmitted to the number or delivered to the address specified in or pursuant to this Section 10.01; provided that notices to the Administrative Agent shall not be effective until received.

                  SECTION 10.02. Waivers; Amendments.
                                 -------------------  (a) No failure or delay by
the Administrative Agent, the Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lender and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Parent or the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Lender may have had notice or knowledge of such Default at the time.

                  (b). Neither this Agreement nor any other Loan Document, nor any provision hereof or thereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Loan Party party thereto and the Required Lenders or by such Loan Parties and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guarantee or the Parent from its obligations under Article IX, without the written consent of each Lender (it being understood that any release pursuant to a transaction permitted by Section 6.05 shall be automatic and shall not require the consent of any of the Lenders), or (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Lender or any Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Lender or such Swingline Lender, as the case may be.

                  SECTION 10.03. Expenses; Indemnity; Damage Waiver. ------------------------------------- (a) The
Parent and the Borrower jointly and severally agree to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent ("Agent's Counsel"), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of Agent's Counsel and one additional firm of counsel for the Lenders, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

                  (b) The Parent and the Borrower jointly and severally agree to indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Lender or any Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Lender or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Lender or such Swingline Lender in its capacity as such.

                  (d) To the extent permitted by applicable law, the Parent and the Borrower shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 10.04.  Successors  and Assigns.
                                  -----------------------  (a) The provisions of
this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Parent nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Parent or the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),
(ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender assigned pursuant to each such assignment and the amount of the Commitment retained by the assigning Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) in each case shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (i) or (j) of Article VII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph
(d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Lender or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement

(including all or a portion of its Commitment and the Loans owing to it); provided that (i) the principal amount of the participation sold shall not be less than $5,000,000, (ii) such Lender's obligations, including such Lender's Commitment, under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iv) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 2.17(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender in accordance with applicable law, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.


                  SECTION   10.05.   Survival.
                                     --------   All   covenants,   agreements,
representations and warranties made by the Loan Parties herein and in the other Loan Documents, or in any certificates or other instruments delivered in connection with or pursuant to this Agreement or the other Loan Documents, shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 10.06. Counterparts; Integration; Effectiveness.
                                 ----------------------------------------  This
Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 10.07.  Severability.
                                  ------------  Any provision of this  Agreement
held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION  10.08.  Right of Setoff.
                                   --------------- If an Event of Default  shall
have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Parent or the Borrower against any of and all the obligations of the Parent or the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and, with the approval of the Required Lenders, although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 10.09.  Judgment  Currency.
                                  ------------------  (a) The obligations of the
Parent and the  Borrower  hereunder  and under the other Loan  Documents to make payments  in a  specified  currency  (the  "Obligation  Currency")  shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the date on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                  (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Parent and the Borrower agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

                  (c) For purposes of determining any rate of exchange or currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

                  SECTION 10.10.  Governing Law; Jurisdiction; Consent to
                                  ---------------------------------------
Service of Process. (a) This Agreement shall be construed in accordance with ------------------ and governed by the law of the State of New York.

                  (b) Each of the Parent and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Lender, any Lender or any Loan Party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

                  (c) Each of the Parent and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court specifically referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each of the Parent and the Borrower irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 10.11. WAIVER OF JURY TRIAL . EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 10.12. Headings . Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 10.13. Confidentiality . Each of the Administrative Agent, the Issuing Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) upon the order of a court or administrative agency, (d) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (e) to any other party to this Agreement, (f) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (g) subject to a written agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis from a source other than the Parent or the Borrower; provided that, in the case of the events described in clauses (b), (c) and (d), the party making such disclosure shall as promptly as practicable provide notice to the Parent of the occurrence of any such event (it being understood that the giving of such notice shall not be a precondition for the disclosure of the Information required upon the occurrence of any such event). For the purposes of this Section, "Information" means all information received from the Parent or the Borrower relating to the Parent, its Subsidiaries or their respective businesses, other than any such information that is available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Parent or the Borrower; provided that, in the case of information received from the Parent or the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                               LEXMARK INTERNATIONAL GROUP, INC.

                                               By \ s \
                                                  ------------------------------
                                                  Name:  Gary E. Morin
                                                  Title: Vice President and
                                                           Chief Financial
                                                           Officer


                                               LEXMARK INTERNATIONAL, INC.

                                               By \ s \
                                                  ------------------------------
                                                  Name:  Gary E. Morin
                                                  Title: Vice President and
                                                           Chief Financial
                                                           Officer


                                               THE CHASE MANHATTAN BANK,
                                               individually and as
                                               Administrative Agent

                                               By \ s \
                                                 ------------------------------
                                                 Name:   John F. Mix
                                                 Title:  Vice President

                                               BANK OF AMERICA NATIONAL TRUST
                                                AND SAVINGS ASSOCIATION




                                              By: \ s \
                                                 -------------------------------
                                                 Name: Roger J. Fleischmann, Jr.
                                                 Title:  Vice President

                                              THE BANK OF NEW YORK




                                              By: \ s \
                                                 -------------------------------
                                                 Name:  Douglas Ober
                                                 Title:  Vice President

                                              THE BANK OF NOVA SCOTIA




                                              By: \ s \
                                                 -------------------------------
                                                 Name:  J.R. Trimble
                                                 Title:  Senior Relationship
                                                           Manager

                                              BANK ONE, KENTUCKY N.A.




                                              By: \ s \
                                                 -------------------------------
                                                 Name:  F.N. Wilms
                                                 Title:  Vice President

                                              BANK OF TOKYO-MITSUBISHI
                                                TRUST COMPANY




                                              By: \ s \
                                                 -------------------------------
                                                 Name:  Robert Jay Heiple
                                                 Title: Executive Vice President

                                              BANQUE NATIONALE DE PARIS




                                              By: \ s \
                                                 -------------------------------
                                                 Name:  Frederick H. Moryl, Jr.
                                                 Title:  Senior Vice President

                                              BARCLAYS BANK PLC




                                              By: \ s \
                                                 -------------------------------
                                                 Name:  John Giannone
                                                 Title:  Director

                                              DEUTSCHE BANK AG, NEW YORK BRANCH
                                                 AND CAYMAN ISLAND BRANCH




                                              By: \ s \
                                                 -------------------------------
                                                 Name:  Hans-Josef Thiele
                                                 Title:  Director


                                              By: \ s \
                                                 -------------------------------
                                                 Name:  Stephan A. Wiedemann
                                                 Title:  Director

                                              FLEET NATIONAL BANK



                                              By: \ s \
                                                 -------------------------------
                                                 Name:  Frank Benesh
                                                 Title:  Vice President

                                              KEYBANK NATIONAL ASSOCIATION




                                              By: \ s \
                                                 -------------------------------
                                                 Name:  Thomas A. Crandell
                                                 Title:   Vice President

                                              MORGAN GUARANTY TRUST
                                                COMPANY OF NEW YORK




                                              By: \ s \
                                                 -------------------------------
                                                 Name:  Kathryn Sayko-Yanes
                                                 Title:  Vice President

                                              NATIONSBANK, N.A.




                                              By: \ s \
                                                 -------------------------------
                                                 Name:  Randall K. Stephens
                                                 Title:  First Vice President

                                              NBD BANK, N.A.



                                              By: \ s \
                                                 -------------------------------
                                                 Name:  Sharon Ellis
                                                 Title:  Vice President

                                              PNC BANK, N.A.




                                              By: \ s \
                                                 -------------------------------
                                                 Name:  David F. Knuth
                                                 Title:  Vice President

                                              WESTPAC BANKING CORP.




                                              By: \ s \
                                                 -------------------------------
                                                 Name:  Kate V. Perry
                                                 Title: Assistant Vice President

                                                                  SCHEDULE 2.01

                                   Commitments


Lender                                                               Commitment

The Chase Manhattan Bank                                            $ 30,000,000
Morgan Guaranty Trust Company                                       $ 30,000,000
Fleet National Bank                                                 $ 30,000,000
Bank of America National Trust and Savings Association              $ 20,000,000
Bank of Tokyo-Mitsubishi Trust Company                              $ 20,000,000
Banque Nationale de Paris                                           $ 20,000,000
Barclays Bank PLC                                                   $ 20,000,000
Deutsche Bank AG, New York Branch and Cayman Island Branch          $ 20,000,000
Nationsbank, N.A.                                                   $ 20,000,000
The Bank of New York                                                $ 20,000,000
NBD Bank, N.A.                                                      $ 20,000,000
Keybank National Association                                        $ 10,000,000
The Bank of Nova Scotia                                             $ 10,000,000
Bank One, Kentucky N.A.                                             $ 10,000,000
PNC Bank                                                            $ 10,000,000
Westpac Banking Corp.                                               $ 10,000,000
                                                                    ------------

                                            Total                   $300,000,000

SWINGLINE LENDERS

The Chase Manhattan Bank
Fleet National Bank
Nationsbank, N.A.
NBD Bank, N.A.
Keybank National Association

                                  SCHEDULE 3.05
                                  -------------

                 LEXMARK INTERNATIONAL GROUP, INC. SUBSIDIARIES

Lexmark International, Inc.........................................(Delaware)
Lexmark Asia Pacific Corporation, Inc..............................(Delaware)
Lexmark Canada, Inc................................................(Canada)
Lexmark Deutschland GmbH...........................................(Germany)
Lexmark Espana, L.L.C..............................................(Delaware)
Lexmark Espana, L.L.C. & Cia, S.C..................................(Spain)
Lexmark Europe Holding Company I, L.L.C............................(Delaware)
Lexmark Europe Holding Company, II, L.L.C..........................(Delaware)
Lexmark Europe S.A.R.L.............................................(France)
Lexmark Europe Trading Corporation, Inc. ..........................(Delaware)
Lexmark Foreign Sales Corporation .................................(Barbados)
Lexmark Handelsgesellshaft m.b.H...................................(Austria)
Lexmark Internacional S.A. De C.V. (Mexico Mequiladora)............(Mexico)
Lexmark International (Australia) PTY Limited......................(Australia)
Lexmark International B.V..........................................(Netherlands)
Lexmark International (China) Limited..............................(China)
Lexmark International De Argentina, Inc............................(Delaware)
Lexmark International De Mexico, Inc...............................(Delaware)
Lexmark International Do Brasil Limitada...........................(Brazil)
Lexmark International Finance B.V..................................(Netherlands)
Lexmark International Financial Services Company Ltd...............(Ireland)
Lexmark International (Ireland) Ltd................................(Ireland)
Lexmark International, K.K. .......................................(Japan)
Lexmark International (Korea), Inc.................................(Korea)
Lexmark International Ltd..........................................(U.K)
Lexmark International (Portugal) Servicos de Assistencia e Marketing,
  Unipessoal, Lda. ................................................(Portugal)
Lexmark International S.A..........................................(Belgium)
Lexmark International (Scotland) Ltd...............................(Scotland)
Lexmark International Service and Support Center Limited...........(Ireland)
Lexmark International (Singapore) PTE LTD..........................(Singapore)
Lexmark International S.N.C........................................(France)
Lexmark International S.r.l........................................(Italy)
Lexmark International Technology S.A...............................(Switzerland)
Lexmark International Trading Corp.................................(Delaware)
Lexmark Mexico Holding Company, Inc................................(Delaware)
Lexmark Nordic, L.L.C..............................................(Delaware)
Lexmark Pacific PTY Limited........................................(Australia)
Lexmark Receivables Corporation....................................(Delaware)
Lexmark S.A.R.L. ..................................................(France)
Lexmark (Schweiz) AG...............................................(Switzerland)
Lexington Tooling Corporation......................................(Delaware)
SCI Lexmark International III......................................(France)
SCI Lexmark International IV.......................................(France)
Societe Printmark SA...............................................(France)
Blue Mark International SA.........................................(France)

                                  Schedule 3.06
                                  -------------

                                Disclosed Matters


1. International Business Machines Corporation ("IBM") v. Lexmark International Group, Inc. (f/k/a Lexmark Holding, Inc., f/k/a Lexington Holding Corporation) ("Lexmark"). A Complaint was filed by IBM on December 31, 1997 in the United States District Court of the Southern District of New York. In its Complaint, IBM alleges breach of contract and damages in excess of $78 million. On January 19, 1998, Lexmark filed an Answer and Counterclaim in which Lexmark denies that it breached the agreements at issue. In its Counterclaim, Lexmark alleges breach of contract by IBM and damages in excess of $84.2 million.

                                  Schedule 3.11
                                  -------------

                                  ERISA Matters


1. Asset transfer in accordance with Section 414(l) of the Code with respect to employees returning to International Business Machines Corporation ("IBM") under the Transition Retirement Leave Program as referred to in the Amended and Restated Master Acquisition Agreement, dated as of December 19, 1990, as amended, between IBM and the Parent.

                                  Schedule 6.02
                                  -------------


                              Existing Indebtedness


1. Lexmark International Do Brasil Limitada $8,000,000 revolving credit agreement

2. Lexmark International, K.K. (Japan) overdraft line with Bank of Tokyo Mitsubishi dated March 1996 - $400,000

3. Lexmark International, K.K. (Japan) term loan with Bank of Tokyo Mitsubishi dated March 1996 - $120,000

4. Lexmark International (Australia) PTY Limited capital lease with IBM Australia Credit Limited dated July 1, 1997 - $242,000

5. Lexmark International, Inc. Lease guaranties dated February 1, 1996 and March 27, 1996 for Healthcare Data Corp. - $300,000 (in aggregate)

6.   Lexmark  International   S.N.C./Lexmark  International  Financial  Services
     Company Ltd. overdraft line - $5,000,000

7.   Lexmark International Ltd. (UK) overdraft with Barclays Bank - $1,500,000

8.   Lexmark Handelsgesellschaft m.b. H. (Austria) overdraft line - $800,000

9.   Lexmark International (Scotland) Ltd. overdraft line - $800,000

10.  Lexmark  International  Technology  S. A.  (Switzerland)  overdraft  line -
     $500,000

11. Lexmark International, Inc. Unconditional Payment Guarantee dated December 1997 to B.N.P. La Defense Branch - $13,000,000

12.  Lexmark Europe S.A.R.L. overdraft line - $2,000,000

13.  Lexmark International, Inc. Customs Guaranty line - $3,000,000

14.  Lexmark International, S.N.C. Letter of Credit - $500,000

                                  Schedule 6.03
                                  -------------


                                 Existing Liens


None.

                                 Schedule 6.09A
                                 --------------


                              Existing Restrictions


None.

                                                                       EXHIBIT A

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Credit Agreement, dated as of January __, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Lexmark International Group, Inc. (the "Parent"), Lexmark International, Inc. (the "Borrower"), the Lenders named therein and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

                  1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

                  2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent, any of its Subsidiaries or any other obligor or the performance or observance by the Parent, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

                  3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 3.04 or 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

                  4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent and to the Borrower for their consent (if such consent is required) and, if such consent is granted, for acceptance and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

                  5. Upon such consent, acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                  6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                     Schedule 1 to Assignment and Acceptance
         relating to the Credit Agreement, dated as of January __, 1998, among Lexmark International Group, Inc.,
                          Lexmark International, Inc.,
                        the Lenders parties thereto, and
                The Chase Manhattan Bank, as Administrative Agent

Name of Assignor:  ----------------------

Name of Assignee:  ----------------------

Effective Date of Assignment:  ----------

     Credit                 Principal
Facility Assigned       Amount Assigned         Commitment Percentage Assigned

                         $ --------                  ----.-------- %


[Name of Assignee]                      [Name of Assignor]


By: ---------------------------         By:  ----------------------------

Title:  -----------------------         Title:  -------------------------

[Consented to and] Accepted:            [Consented To:

THE CHASE MANHATTAN BANK,               LEXMARK INTERNATIONAL, INC.
as Administrative Agent


By:  --------------------------         By:  ----------------------------

Title:  -----------------------         Title:  -------------------------

                                                                      EXHIBIT C

                                     FORM OF
                              SUBSIDIARY GUARANTEE

                  SUBSIDIARY GUARANTEE, dated as of _______ __, ____, made by each of the entities that are signatories hereto (together with any other entity that may become a party hereto after the date hereof as provided herein, the "Guarantors"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") parties to the Credit Agreement, dated as of January 27, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Lexmark International Group, Inc. (the "Parent"), Lexmark International, Inc. (the "Borrower"), the Lenders and the Administrative Agent.

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the Borrower is a member of an affiliated group of corporations that includes each Guarantor;

                  WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to the Guarantors in connection with the operation of their respective businesses;

                  WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement, the Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                  1. Defined Terms.  (a)   Unless otherwise defined herein,
terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  (b)As used herein, "Obligations" means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any other Loan Document or any other document made, delivered or given in connection therewith, whether on account of principal, interest, fees, reimbursement obligations, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower or any Guarantor pursuant to the terms of the Credit Agreement, this Guarantee or any other Loan Document).

                  (c)The words "hereof", "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

                  (d)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  2. Guarantee (a) Subject to the provisions of Section , each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                  (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

                  (c)Each Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent and one additional firm of counsel for the Lenders) which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

                  (d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

                  (e) No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments (other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full and the Commitments are terminated.

                  (f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guarantee for such purpose.

                  3. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section hereof. The provisions of this Section shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

                  4. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and, with the approval of the Required Lenders, although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  5. No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                  6. Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all the Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor or guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other Guarantor or guarantor or any release of the Borrower or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against any of the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  7. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity, regularity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against such Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations.

                  8. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  9. Payments.  Each Guarantor hereby guarantees that payments
hereunder  will  be  paid  to  the  Administrative   Agent  without  set-off  or
counterclaim in U.S. Dollars at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.

                  10.   Authority  of  Administrative   Agent.  Each  Guarantor
acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  11. Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or any Guarantor shall be effected in the manner provided for in Section 10.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

                  12. Counterparts. This Guarantee may be executed by one or more of the Guarantors on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Guarantee signed by all the Guarantors shall be lodged with the Administrative Agent.

                  13. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  14. Integration. This Guarantee represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein.

                  15.  Amendments in Writing; No Waiver;  Cumulative  Remedies.
(a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.02 of the Credit Agreement.

                  (b) Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 15(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

                  (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  16. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  17. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns.

                  18. Additional Guarantors . Each Person that is required to become a party to this Guarantee pursuant to Section 5.09 of the Credit
Agreement shall become a Guarantor for all purposes of this Guarantee upon execution and delivery by such Person of an Assumption Agreement in the form of Annex 1 hereto.

                  19. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS GUARANTEE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  (b) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Guarantee against any Guarantor or its properties in the courts of any jurisdiction.

                  (c) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any court referred to in paragraph (b) of this Section. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each Guarantor irrevocably consents to service of process in the manner provided for notices in Section 11. Nothing in this Guarantee will affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law.

                  20. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR
RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

                  IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                               [NAME OF GUARANTOR]



                                                By  ---------------------------
                                                  Name:
                                                  Title:

                                                                   Schedule 1 to
                                                            Subsidiary Guarantee



                         NOTICE ADDRESSES FOR GUARANTORS


Name of Guarantor                              Notice Address, Telephone & Fax

                                                                      Annex 1 to
                                                            Subsidiary Guarantee




                  ASSUMPTION AGREEMENT, dated as of ________________, 199_, made by ______________________________, a ______________ corporation (the "Additional
Guarantor"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the banks, financial institutions and other entities (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.


                              W I T N E S S E T H :


                  WHEREAS, Lexmark International Group, Inc. (the "Parent"), Lexmark International, Inc. (the "Borrower"), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of January __, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

                  WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Guarantor) have entered into the Subsidiary Guarantee, dated as of January __, 1998 (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guarantee") in favor of the Administrative Agent for the benefit of the Lenders;

                  WHEREAS, the Credit Agreement requires the Additional Guarantor to become a party to the Subsidiary Guarantee; and

                  WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Subsidiary Guarantee;

                  NOW, THEREFORE, IT IS AGREED:

                  1. Subsidiary Guarantee. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 18 of the Subsidiary Guarantee, hereby becomes a party to the Subsidiary Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder.

                  2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.



                                                     [ADDITIONAL GUARANTOR]



By:
                                                     Name:
                                                     Title:

                                                     Address for Notices:

                                                                       EXHIBIT D

                                     FORM OF
                              NEW LENDER SUPPLEMENT

                  SUPPLEMENT, dated _________________, to the Credit Agreement, dated as of January __, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Lexmark International Group, Inc. (the "Parent"), Lexmark International, Inc. (the "Borrower"), the Lenders parties thereto and The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders.


                              W I T N E S S E T H :


                   WHEREAS, the Credit Agreement provides in Section 2.20(b) thereof that any bank, financial institution or other entity, although not originally a party thereto, may become a party to the Credit Agreement with the consent of the Borrower and the Administrative Agent (which consent, in the case of the Administrative Agent, shall not be unreasonably withheld) by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

                  WHEREAS, the undersigned was not an original party to the Credit Agreement but now desires to become a party thereto;

                  NOW, THEREFORE, the undersigned hereby agrees as follows:

                  1. The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this Supplement is accepted by the Borrower and the Administrative Agent, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment of $__________________.

                  2. The undersigned (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 3.04 or 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

                  3. The undersigned's address for notices for the purposes of the Credit Agreement is as follows:


                  4. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

                  IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.





                                                         [INSERT NAME OF LENDER]


                                              By________________________________
                                              Title:


Accepted this _____ day of

--------------, ----.


LEXMARK INTERNATIONAL, INC.

By____________________________
  Title:


Accepted this ____ day of

--------------, ----.


THE CHASE MANHATTAN BANK, as
Administrative Agent

By____________________________
  Title:

                                                                       EXHIBIT E


                                     FORM OF
                         COMMITMENT INCREASE SUPPLEMENT



                  SUPPLEMENT, dated _________________, to the Credit Agreement dated as of January __, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Lexmark International Group, Inc. (the "Parent"), Lexmark International, Inc. (the "Borrower"), the Lenders parties thereto and The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders.


                              W I T N E S S E T H :


                   WHEREAS, the Credit Agreement provides in Section 2.20(c) thereof that any Lender with (when applicable) the consent of the Borrower may increase the amount of its Commitment by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

                  WHEREAS, the undersigned
now desires to increase the amount of its Commitment under the Credit Agreement;

                  NOW THEREFORE, the undersigned hereby agrees as follows:

                  1.  The  undersigned   agrees,   subject  to  the  terms  and
         conditions of the Credit Agreement, that on the date this Supplement is accepted by the Borrower and the Administrative Agent it shall have its Commitment increased by $______________, thereby making the amount of its Commitment $______________.

                  2. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

                  IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.





                                                         [INSERT NAME OF LENDER]


                                              By________________________________
                                              Title:




Accepted this _____ day of
--------------, ----.


LEXMARK INTERNATIONAL, INC.


By____________________________
  Title:


Accepted this ____ day of
--------------, ----.


THE CHASE MANHATTAN BANK, as
Administrative Agent


By____________________________
  Title: